UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2025

CRESTLINE LENDING SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56777	99-3640580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Main Street, Suite 2100
Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (817) 339-7600

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Advisory Agreement

As previously disclosed, on November 21, 2025, shareholders of Crestline Lending Solutions, LLC (the “Company”) approved a new investment advisory agreement (the “New Advisory Agreement”) by and between the Company and Crestline Management, L.P. (“Crestline Management”), pursuant to which Crestline Management will continue to provide investment advisory services to the Company. On December 1, 2025, the Company entered into the New Advisory Agreement. The New Advisory Agreement became effective on December 1, 2025 upon the closing of the transaction contemplated by the Purchase and Sale Agreement, dated September 3, 2025, by and between Crestline Management, on the one hand, and Rithm Capital Corporation and certain of its affiliates, on the other hand (the “Transaction”).

The New Advisory Agreement is identical to the prior investment advisory agreement, dated September 2, 2025, by and between the Company and Crestline Management (the “Prior Advisory Agreement”), including with respect to the advisory fees payable by the Company to Crestline Management, except that the initial term began upon the execution of the New Advisory Agreement. The base management fee and incentive fees under the New Advisory Agreement will be calculated in a manner identical to that of the Prior Advisory Agreement. The New Advisory Agreement will continue in effect for an initial two year period from December 1, 2025, its effective date, and thereafter from year-to-year, provided that such continuance is specifically approved at least annually by (A) the vote of the Company’s board of directors, or by the vote of a majority of the outstanding voting securities of the Company, and (B) the vote of a majority of the Company’s directors who are not parties to the New Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”)) of any such party, in accordance with the requirements of the 1940 Act.

The foregoing description of the New Advisory Agreement is not complete and is qualified in its entirety by reference to the full text of the New Advisory Agreement, which is attached hereto as Exhibit 10.1.

Administration Agreement

On December 1, 2025, in connection with the closing of the Transaction and in conjunction with entering into the New Advisory Agreement, the Company entered into a new administration agreement (the “New Administration Agreement”) with Crestline Management.

The terms of the New Administration Agreement are identical to the prior administration agreement, dated September 2, 2025, by and between the Company and Crestline Management. Pursuant to the New Administration Agreement, Crestline Management (or a sub-administrator engaged by Crestline Management) will continue to furnish the Company with office facilities, together with equipment and clerical, bookkeeping and recordkeeping services at such facilities, and will provide or oversee the performance of the Company’s required administrative services. Pursuant to the New Administration Agreement, Crestline Management will continue to charge the Company only for the actual expenses it incurs on its behalf, or its allocable portion thereof, without any profit to Crestline Management.

The foregoing description of the New Administration Agreement is not complete and is qualified in its entirety by reference to the full text of the New Administration Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Investment Advisory Agreement, dated December 1, 2025, by and between Crestline Lending Solutions, LLC and Crestline Management, L.P.
10.2	Administration Agreement, dated December 1, 2025, by and between Crestline Lending Solutions, LLC and Crestline Management, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2025	CRESTLINE LENDING SOLUTIONS, LLC

	By:	/s/ Chris Semple
Name: Chris Semple Title: Chief Executive Officer